                                                                   EXHIBIT 3.2.1

                               AMENDMENT TO BYLAWS
                          OF SINOFRESH HEALTHCARE, INC.
                          (f/k/a E-Book Network, Inc.)

The following amendment to the Corporation's bylaws was adopted by majority vote of the directors at a duly called board meeting held on March 29, 2004:

      The applicable provision of Section 12 of Article II is hereby amended as follows: "Meetings of the Board of Directors may be called by the chairman of the board or by the president."

                                     ******